Exhibit 99.1
Mistras Group Agrees to Legal Settlement and Updates Earnings Guidance for its Recently Completed Fiscal Year 2016
MISTRAS Group, Inc. July 20, 2016 4:00 PM

PRINCETON JUNCTION, NJ, July 20, 2016 (GLOBE NEWSWIRE) - Mistras Group (NYSE: MG), a leading “one source” global provider of technology-enabled asset protection solutions, has agreed to settle, subject to court approval, the class action case pending in U.S. District Court for the Northern District of California, Visceral and Kruger v. Mistras Group, Inc., involving claims related to California and Federal wage and hour and other labor laws.

In connection with this settlement, the Company will take a one-time pre-tax charge of $6.3 million, or approximately $0.13 per diluted share, net-of-tax. This non-recurring charge will be recognized in the fourth quarter of fiscal year 2016 that ended on May 31, 2016. Management believes this charge is not indicative of current ongoing performance or underlying performance trends. Accordingly, the Company will exclude this charge from Adjusted EBITDA for the fourth quarter and fiscal year ended May 31, 2016.

Based upon its preliminary results, the Company believes that it achieved positive organic growth during the fourth quarter of its fiscal year 2016 that ended May 31, 2016, and believes that it slightly exceeded previous financial guidance for both revenues and Adjusted EBITDA, despite an adverse impact from Canadian oil sands fires. The Company plans to announce its financial guidance for fiscal year 2017 once its audited financial statements for fiscal year 2016 are completed.

Dr. Sotirios Vahaviolos, Chairman and Chief Executive Officer of the Company, commented “We are pleased to settle this lawsuit and to move forward. We had many challenges in the fourth quarter, including the distraction created by this legal settlement, the unforeseen challenges imposed by the Canadian oil sands fires, and a market in which several competitors recently reported significant organic revenue declines. Despite these challenges, Mistras continued to outperform the market and completed a record fiscal year with strong performance.”

Conference Call
The Company will hold a conference call to discuss the contents of this press release on Thursday, July 21, 2016 at 9:00 a.m. (Eastern). The call will be broadcast over the Web and can be accessed on Mistras' Website, www.mistrasgroup.com. Individuals in the U.S. wishing to participate in the conference call by phone may call 1-844-832-7227 and use confirmation code 53306056 when prompted. The International dial-in number is 1-224-633-1529.

About Mistras Group, Inc.
Mistras offers one of the broadest "one source" services and technology-enabled asset protection solution portfolios in the industry used to evaluate the structural integrity of energy, industrial and public infrastructure. Mission critical services and solutions are delivered globally and provide customers with the ability to extend the useful life of their assets, improve productivity and profitability, comply with government safety and environmental regulations and enhance risk management operational decisions.

Mistras uniquely combines its industry leading products and technologies - 24/7 on-line monitoring of critical assets; mechanical integrity ("MI") and non-destructive testing ("NDT") services; destructive testing services; and its proprietary world class data warehousing and analysis software - to provide comprehensive and competitive products, systems and services solutions from a single source provider.

For more information, please visit the company's website at www.mistrasgroup.com.

Forward-Looking and Cautionary Statements
Certain statements made in this press release are "forward-looking statements" about Mistras' financial results and estimates, products and services, business model, strategy, growth opportunities, profitability and competitive position, and other matters. These forward-looking statements generally use words such as "future," "possible," "potential," "targeted," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict," "project," "will," "may," "should," "could," "would" and other similar words and phrases. Such statements are not guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved, if at all. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. A list, description and discussion of these and other risks and uncertainties can be found in the "Risk Factors" section of the Company's Annual Report on Form 10-K for fiscal year 2015 (“2015 Annual Report”) filed with the Securities and Exchange Commission (“SEC”) on August 12, 2015, as updated by our reports on Form 10-Q and Form 8-K. The forward-looking statements are made as of the date hereof, and Mistras undertakes no obligation to update such statements as a result of new information, future events or otherwise.

* Use of Non-GAAP Measures
The term "Adjusted EBITDA" used in this release is a financial measurement not calculated in accordance with generally accepted accounting principles in the U.S. ("US GAAP"). Information about the Company’s use of this measurement is included in the 2015 Annual Report and its subsequent quarterly reports on Form 10-Q for fiscal year 2016 filed with the SEC and available on the Company’s website.